CSFB04-AR04_PRELIM - Price/Yield - I-A-2

Balance	[Contact Desk]	Delay	24	Formula	See Below*	WAC(1)	4	WAM(1)	357
Coupon	2.500	Dated	4/1/2004	NET(1)	4.071	WALA(1)	2
Settle	4/30/2004	First Payment	5/25/2004

*

PAYS GROUP NET WAC LESS [1.5711%] THROUGH MONTH 33, THEN NET WAC LESS [0.2390]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.7643]% RUN TO EARLIEST OF BALLOON IN MONTH 33 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
99-28	2.4620	2.4626	2.4628	2.4630	2.4631	2.4632	2.4632	2.4629	2.4624	2.4614
99-28+	2.4545	2.4544	2.4544	2.4542	2.4540	2.4537	2.4528	2.4516	2.4500	2.4478
99-29	2.4470	2.4463	2.4460	2.4454	2.4450	2.4441	2.4424	2.4403	2.4376	2.4342
99-29+	2.4395	2.4382	2.4376	2.4366	2.4359	2.4346	2.4320	2.4289	2.4252	2.4206
99-30	2.4320	2.4301	2.4293	2.4278	2.4268	2.4250	2.4217	2.4176	2.4128	2.4070
99-30+	2.4245	2.4220	2.4209	2.4191	2.4177	2.4155	2.4113	2.4063	2.4004	2.3934
99-31	2.4170	2.4139	2.4125	2.4103	2.4086	2.4060	2.4009	2.3949	2.3880	2.3798
99-31+	2.4095	2.4058	2.4042	2.4015	2.3996	2.3964	2.3905	2.3836	2.3756	2.3662
100-00	2.4020	2.3977	2.3958	2.3927	2.3905	2.3869	2.3802	2.3723	2.3632	2.3526
100-00+	2.3945	2.3896	2.3874	2.3839	2.3814	2.3774	2.3698	2.3610	2.3509	2.3390
100-01	2.3870	2.3815	2.3791	2.3752	2.3724	2.3679	2.3594	2.3497	2.3385	2.3254
100-01+	2.3795	2.3734	2.3707	2.3664	2.3633	2.3583	2.3491	2.3384	2.3261	2.3118
100-02	2.3720	2.3653	2.3624	2.3576	2.3543	2.3488	2.3387	2.3271	2.3138	2.2982
100-02+	2.3645	2.3572	2.3540	2.3489	2.3452	2.3393	2.3283	2.3158	2.3014	2.2847
100-03	2.3570	2.3491	2.3457	2.3401	2.3361	2.3298	2.3180	2.3045	2.2890	2.2711
100-03+	2.3495	2.3410	2.3373	2.3313	2.3271	2.3203	2.3076	2.2932	2.2767	2.2575
100-04	2.3421	2.3330	2.3290	2.3226	2.3180	2.3108	2.2973	2.2819	2.2643	2.2440

Spread @ Center Price**	41.90	50.00	53.30	58.10	61.30	65.80	72.80	79.40	85.40	90.90
WAL	2.17	2.01	1.94	1.85	1.79	1.7	1.56	1.43	1.3	1.19
Principal Window	May04 - Jan07	May04 - Jan07	May04 - Jan07	May04 - Jan07	May04 - Jan07	May04 - Jan07	May04 - Jan07	May04 - Jan07	May04 - Jan07	May04 - Jan07
Principal # Months	33	33	33	33	33	33	33	33	33	33

LIBOR_6MO	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160
LIBOR_1YR	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330
CMT_1YR	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213

** Spread to SWAP Curve:

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.110	1.160	1.341	1.618	1.895	2.415	2.847	3.200

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

PRELIMINARY - SUBJECT TO CHANGE